EXHIBIT 12

                              WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES


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                                                       Nine Months                Year
                                                             Ended               Ended
                                                     September 30,        December 31,
(A) Excluding interest on deposits                            2000                1999
                                                 -----------------   -----------------
Earnings:
  Income before income taxes                             $901,813          $1,542,373
  Less capitalized interest                                  (397)               (160)
  Fixed charges                                           861,990             957,002
                                                 -----------------   -----------------
    Earnings as adjusted                               $1,763,406          $2,499,215
                                                 =================   =================

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                             $403,997            $457,161
  Interest on long-term debt                              437,280             474,378
  Portion of rents representative of the
   interest factor (1/3) of rental expense                 20,713              25,463
                                                 -----------------   -----------------
    Fixed charges                                        $861,990            $957,002
                                                 =================   =================


Ratio of earnings to fixed charges                           2.05 X              2.61 X

(B) Including interest on deposits:
  Adjusted earnings from (A) above                     $1,763,406          $2,499,215
  Add interest on deposits                              1,210,069           1,265,195
                                                 -----------------   -----------------
Earnings as adjusted                                   $2,973,475          $3,764,410
                                                 =================   =================

Fixed charges:
  Fixed charges from (A) above                           $861,990            $957,002
  Interest on deposits                                  1,210,069           1,265,195
                                                 -----------------   -----------------
Adjusted fixed charges                                 $2,072,059          $2,222,197
                                                 =================   =================

Adjusted earnings to adjusted fixed                          1.44 X              1.69 X
 charges
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